                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY


                    FIRST AMENDMENT TO THE RIGHTS AGREEMENT
            AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF

     Pursuant to Section 27 of the Rights Agreement (the "Agreement") dated as of September 21, 1993, between Cygnus Inc., a Delaware corporation (the "Company" (formerly, Cygnus Therapeutic Systems, a California corporation)), and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent" (successor to Chemical Trust Company of California)), the Company and the Rights Agent hereby amend the Agreement as of October 26, 1998 as provided below.

     1.  Certain Definitions.  Section 1 of the Rights Agreement shall be
         -------------------
amended as follows:

     (a) Section 1(a):  The phrase "(upon approval by a majority of the
         ------------
  Continuing Directors (as such term is hereinafter defined))" shall be deleted from the definition of Acquiring Person.

     (b) Section 1(c)(ii)(2):  The phrase ", upon the affirmative vote of a
         -------------------
  majority of the Continuing Directors," shall be deleted from the definition of Beneficial Owner.

     (c) Section 1(i):  The definition of Continuing Director shall be deleted.
         -------------

     2.  Issue of Rights Certificates.  Section 3(a)(ii) of the Rights Agreement
         ----------------------------
shall be amended by deleting the phrase "(upon approval by a majority of the Continuing Directors)".

     3.  Adjustment of Purchase Price, Number of Shares or Number of Rights.
         ------------------------------------------------------------------
Section 11 shall be amended as follows:

     (a) The phrase ", upon approval by a majority of the Continuing Directors," shall be deleted from each place it appears in the following subsections:
  (a)(ii)(C)(2), (a)(iv), (b), (c), (d)(i) and (d)(ii).

     (b) The phrase "at least a majority of the Continuing Directors" which appears in Section 11(a)(iii)(B) shall be replaced with the phrase "the Board of Directors of the Company".

     4.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
         --------------------------------------------------------------------
Section 13(d) shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," from the second sentence.

     5.  Fractional Rights and Fractional Shares.  Section 14(a) shall be
         ---------------------------------------
amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," from the third and last sentences.

     6.  Issuance of New Rights Certificates.  Section 22 shall be amended by
         -----------------------------------
deleting the phrase "upon approval by a majority of the Continuing Directors," from the first and second sentences of the Section.

     7.  Redemption.  Section 23 shall be amended as follows:
         ----------

     (a) The phrase ", upon approval by a majority of the Continuing Directors," shall be deleted from the first and last sentences of Section 23(a).

     (b) The phrase "a majority of the Continuing Directors" which appears twice in Section 23(a)(ii) shall be replaced in each case with the phrase "the
  Board of Directors of the Company".

     8.  Exchange.  Section 24 shall be amended by deleting the phrase ", upon
         --------
approval by a majority of the Continuing Directors," from the first sentence of subsection (a) and each of the three places it appears in subsection (d).

     9.  Supplements and Amendments.  Section 27 shall be amended by deleting
         --------------------------
the phrase ", upon approval by a majority of the Continuing Directors," from the first, second and fourth sentences of the paragraph.

     10.  Determinations and Actions by the Board of Directors.  Section 29
          ----------------------------------------------------
shall be amended as follows:

     (a) The phrase "(and, where specifically provided for herein, only upon approval by a majority of the Continuing Directors)" shall be deleted from the first sentence of Section 29.

     (b) The phrase "(or, where specifically provided for herein, only upon approval by a majority of the Continuing Directors)" shall be deleted from the third sentence of Section 29.

     (c) The phrase "or the Continuing Directors" shall be deleted from the last sentence.

     11.  Severability.  Section 31 shall be amended by deleting the phrase
          ------------
", upon approval by a majority of the Continuing Directors," from the Section.



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of October 26, 1998, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.


                                        CYGNUS, INC.


                                        By  /s/ John C. Hodgman
                                          _______________________________
                                          Name: John C. Hodgman
                                          Title: President and CEO

Acknowledged and Agreed:


CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
as Rights Agent


By /s/ Asa Drew
  ____________________________________
  Name: Asa Drew
  Title: Assistant Vice President

                                       3